UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2017

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 8, 2017, the Board of Directors (the “Board”) of LendingTree, Inc. (the “Company”) amended and restated the Third Amended and Restated By-laws of the Company (as so amended and restated, the “Fourth Amended and Restated By-laws”) to implement a majority voting standard in uncontested director elections (the “Amendment”). Pursuant to the Amendment, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. However, if the number of nominees exceeds the number of directors to be elected at such meeting as of the date that is five business days in advance of the date the Company first files its definitive proxy statement with the Securities and Exchange Commission, directors will be elected by a plurality of the votes cast. Prior to the adoption of the Amendment, directors were elected by a plurality of the votes cast in all circumstances. The Amendment is effective November 14, 2017.

The description of the Fourth Amended and Restated By-laws set forth above is qualified in its entirety by reference to the terms of the Fourth Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.     Other Events.

In connection with the Amendment referred to in Item 5.03 above, the Board approved and adopted a Director Resignation Policy (the “Policy”) on November 8, 2017 for directors who fail to receive the required number of votes in an uncontested election in accordance with the Fourth Amended and Restated By-laws. The Policy requires that the Board will nominate for election or re-election only a candidate who agrees to tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at any future annual meeting at which he or she faces re-election; and (ii) Board acceptance of such resignation. The Policy further states that upon any candidate failing to be elected in an election at which majority voting applies, the Nominating and Corporation Governance Committee of the Board (the “Nominating Committee”) will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the resignation. The Policy provides that the Board will then consider and act upon the Nominating Committee’s recommendation within 90 days of certification of the vote at the annual meeting. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the Policy states that the Company will file with the SEC a current report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

The Policy is available on the Company’s investor relations website at investors.lendingtree.com. Documents and information on the Company’s website are not incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Fourth Amended and Restated By-laws of LendingTree, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated By-laws of LendingTree, Inc.